UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2018

PolyOne Corporation

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-16091	34-1730488
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PolyOne Center

33587 Walker Road

Avon Lake, Ohio 44012

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (440) 930-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

PolyOne Corporation (the “Company”) held its Annual Meeting of Shareholders on May 17, 2018 (the “Annual Meeting”). The final results for the proposals submitted for a vote of shareholders at the Annual Meeting are set forth below. The proposals below are described in more detail in the Company’s definitive proxy statement for the Annual Meeting, filed on March 29, 2018.

a)	The following individuals were nominated in 2018 to serve as directors until the 2019 Annual Meeting of Shareholders. All nominees were elected. The voting results were as follows:

Director Nominee	For	Withheld	Broker Non- Votes
Robert E. Abernathy	72,842,316	332,826	2,657,911
Richard H. Fearon	71,748,086	1,427,056	2,657,911
Gregory J. Goff	68,986,985	4,188,157	2,657,911
William R. Jellison	71,980,678	1,194,464	2,657,911
Sandra Beach Lin	72,296,738	878,404	2,657,911
Kim Ann Mink	72,967,948	207,194	2,657,911
Robert M. Patterson	71,459,413	1,715,729	2,657,911
William H. Powell	72,461,182	713,960	2,657,911
Kerry J. Preete	72,895,043	280,099	2,657,911
William A. Wulfsohn	72,373,244	801,898	2,657,911

b)	The shareholders approved, on an advisory basis, the Company’s named executive officer compensation. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
69,958,868	3,014,691	201,583	2,657,911

c)	The shareholders approved the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The voting results were as follows:

For	Against	Abstentions
72,576,898	3,204,419	51,736

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PolyOne Corporation

By:	/s/ Lisa K. Kunkle
Lisa K. Kunkle
Senior Vice President, General Counsel and Secretary

Date: May 18, 2018